As filed with the Securities and Exchange Commission on July 9, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

TELADOC, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3705970
(State or other jurisdiction	(IRS Employer Identification No.)
of incorporation or organization)

2 Manhattanville Road, Suite 203

Purchase, New York 10577
(Address of principal executive offices) (Zip code)

Teladoc, Inc. Second Amended and Restated Stock Incentive Plan

Teladoc, Inc. 2015 Incentive Award Plan

Teladoc, Inc. 2015 Employee Stock Purchase Plan
(Full title of the plans)

Jason Gorevic

Mark Hirschhorn

Teladoc, Inc.

2 Manhattanville Road, Suite 203

Purchase, New York 10577

(203) 635-2002

Copies to:

Marc D. Jaffe Latham & Watkins LLP 885 Third Avenue New York, New York 10022 (212) 906-1200	Adam C. Vandervoort Chief Legal Officer & Secretary Teladoc, Inc. 2 Manhattanville Road, Suite 203 Purchase, New York 10577 (203) 635-2002

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

			Proposed		Proposed
	Amount		Maximum		Maximum
Title of Securities	to be		Offering Price		Aggregate	Amount of
to be Registered	Registered(1)		Per Share		Offering Price	Registration Fee
Common Stock, par value $0.001 per share	3,683,133 shares	(2)	$5.72	(3)	$21,067,521	$2,448
Common Stock, par value $0.001 per share	551,641 shares	(4)	$19.00	(5)	$10,481,179	$1,218
Common Stock, par value $0.001 per share	5,939,891 shares	(6)	$19.00	(7)	$112,857,929	$13,114

(1)             Pursuant to Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover additional shares of the Registrant’s Common Stock, par value $0.001 per share (“Common Stock”), which become issuable under the Teladoc, Inc. Second Amended and Restated Stock Incentive Plan (as amended, the “2013 Plan”), the Teladoc, Inc. 2015 Incentive Award Plan (the “2015 Plan”), and the Teladoc, Inc. 2015 Employee Stock Purchase Plan (the “ESPP”) by reason of any stock split, stock dividend, recapitalization or other similar transaction.

(2)             Represents 3,683,133 shares of Common Stock subject to stock options outstanding under the 2013 Plan as of July 6, 2015. To the extent stock options outstanding under the 2013 Plan are forfeited, lapse unexercised or are settled in cash, the shares of Common Stock subject to the stock options will be available for future issuance under the 2015 Plan.

(3)             Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the weighted average exercise price of $5.72 per share for outstanding stock options granted under the 2013 Plan.

(4)             Represents 551,641 shares of Common Stock available for future issuance under the ESPP, which number consists of (a) 364,407  shares of Common Stock initially available for issuance under the ESPP and (b) an additional 187,234 shares of Common Stock that may become issuable under the ESPP pursuant to its terms.

(5)             With respect to shares available for future issuance, estimated in accordance with Rule 457(c) and 457(h) of the Securities Act for purposes of calculating the registration fee, the Proposed Maximum Offering Price Per Share is $19.00, which is the initial public offering price set forth on the cover page of the Registrant’s prospectus dated June 30, 2015, relating to its initial public offering of Common Stock.

(6)             Represents 5,939,891 shares of Common Stock available for future issuance under the 2015 Plan, which number consists of (a) 2,186,447 shares of Common Stock initially available for issuance under the 2015 Plan and (b) an additional 3,753,444 shares of Common Stock that may become issuable under the 2015 Plan pursuant to its terms.

(7)             Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the weighted average exercise price of $19.00 per share for outstanding stock options granted under the 2016 Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents, which have been filed with the Commission by Teladoc, Inc. (the “Registrant”), pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, are hereby incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

(a)                the Registrant’s prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act on July 2, 2015, in connection with the registration statement on Form S-1, as amended (File No. 333-204577), in which there is set forth the audited financial statements for the Registrant’s fiscal year ended December 31, 2014; and

(b)                the description of the Registrant’s Common Stock contained in the prospectus included in the Registrant’s registration statement on Form S-1, as amended (File No. 333-204577), which description is incorporated by reference into the Form 8-A filed with the Commission on June 26, 2015, pursuant to the Exchange Act, and any amendment or report filed for the purpose of further updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement, except as to specific section of such statements as set forth therein.

Under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4.   Description of Securities.

Not applicable.

Item 5.   Interests of Named Experts and Counsel.

Not applicable.

Item 6.   Indemnification of Directors and Officers.

Reference is made to Section 102(b)(7) of the General Corporation Law of the State of Delaware, or the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends of unlawful stock purchase or redemptions or (4) for any transaction from which a director derived an improper personal benefit.

Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any person, including an officer or director, who was or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, our best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any officer or director in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

Our certificate of incorporation our directors will not be personally liable to us or our stockholders for monetary damages resulting from breach of their fiduciary duties. However, nothing contained in such provision will eliminate or limit the liability of directors (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit.

We have entered into agreements to indemnify our directors and executive officers containing provisions, which are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements may require us, among other things, to indemnify such persons against expenses, including attorneys’ fees, judgments, liabilities, fines and settlement amounts incurred by any such person in actions or proceedings, including actions by us or in our right, that may arise by reason of their status or service as our director or executive officer and to advance expenses incurred by them in connection with any such proceedings.

Item 7.   Exemption from Registration Claimed.

Not applicable.

Item 8.   Exhibits.

For a list of exhibits, see the Exhibit index in this Registration Statement, which is incorporated herein by reference.

Item 9.   Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Purchase, state of New York, on July 9, 2015.

TELADOC, INC.

By:	/s/ Jason Gorevic
Jason Gorevic
President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Teladoc, Inc., hereby severally constitute and appoint Jason Gorevic and Mark Hirschhorn, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ JASON GOREVIC	President, Chief Executive Officer and Director (Principal Executive Officer)	July 9, 2015
Jason Gorevic

/s/ MARK HIRSCHHORN	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 9, 2015
Mark Hirschhorn

/s/ MARTIN R. FELSENTHAL	Director	July 9, 2015
Martin R. Felsenthal

/s/ WILLIAM H. FRIST, M.D.	Director	July 9, 2015
William H. Frist, M.D.

/s/ MICHAEL GOLDSTEIN	Director	July 9, 2015
Michael Goldstein

/s/ THOMAS MAWHINNEY	Director	July 9, 2015
Thomas Mawhinney

/s/ THOMAS G. MCKINLEY	Director	July 9, 2015
Thomas G. McKinley

/s/ DANA G. MEAD, JR.	Director	July 9, 2015
Dana G. Mead, Jr.

/s/ ARNEEK MULTANI	Director	July 9, 2015
Arneek Multani

/s/ JAMES OUTLAND	Director	July 9, 2015
James Outland

/s/ DAVID B. SNOW, JR.	Director	July 9, 2015
David B. Snow, Jr.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1

Fifth Amended and Restated Certificate of Incorporation (to be effective upon the closing of the Registrant’s initial public offering) (incorporated by reference to Exhibit 3.1 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-204577) filed on June 18, 2015).

4.2

Amended and Restated Bylaws (to be effective upon the closing of the Registrant’s initial public offering) (incorporated by reference to Exhibit 3.4 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-204577) filed on June 18, 2015).

4.3

Certificate of Amendment of Fourth Amended and Restated Certificate of Incorporation (currently in effect) (incorporated by reference to Exhibit 3.3 to Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-204577) filed on June 24, 2015).

4.4

Specimen Stock Certificate evidencing the shares of Common Stock (incorporated by reference to Exhibit 4.5 to Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-204577) filed on June 24, 2015).

5.1+	Opinion of Latham & Watkins LLP.

23.1+	Consent of Latham & Watkins LLP (contained in Exhibit 5.1).

23.2 +	Consent of Ernst & Young LLP as to Teladoc, Inc.

23.3 +	Consent of Ernst & Young LLP as to Consult A Doctor, Inc. and AmeriDoc, LLC.

23.4 +	Consent of Ernst & Young LLP Stat Health Services Inc.

24.1	Power of Attorney (included in signature page).

99.1

Teladoc, Inc. Second Amended and Restated Stock Incentive Plan and form of option agreement thereunder (incorporated by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1 (File No. 333-204577) filed on June 10, 2015).

99.2

First Amendment to Teladoc, Inc. Second Amended and Restated Stock Incentive Plan (incorporated by reference to Exhibit 10.8.1 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-204577) filed on June 18, 2015).

99.3

Second Amendment to Teladoc, Inc. Second Amended and Restated Stock Incentive Plan (incorporated by reference to Exhibit 10.8.2 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-204577) filed on June 18, 2015).

99.4

Teladoc, Inc. 2015 Incentive Award Plan and forms of option agreements thereunder (incorporated by reference to Exhibit 10.10 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-204577) filed on June 18, 2015).

99.5

Teladoc, Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.14 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-204577) filed on June 18, 2015).

+  Filed herewith